EXHIBIT 10.6

                             DISTRIBUTION AGREEMENT

         This DISTRIBUTION AGREEMENT ("Agreement") is made this 18th day of October, 1996 between ANNIE'S HOMEGROWN, INC., a Delaware corporation having offices at 180 Second Street, Chelsea, Massachusetts ("Annie's") and LIBERTY RICHTER, INC., a New Jersey Corporation, having offices at 400 Lyster Avenue, Saddle Brook, New Jersey 07662 ("Liberty").

                                   BACKGROUND

         Annie's manufactures and sells certain lines of pasta and other foodstuffs. Liberty is in the business of importing, marketing and distributing specialty and fancy foods. Annie's is desirous of appointing Liberty as its exclusive distributor with respect to certain of its pastas.

                                    AGREEMENT

         1.0 DEFINED TERMS. The following terms, each bearing initial capital letters, shall have the meanings set forth below:

         1.1 "Products" shall mean those certain pasta products and other foodstuffs set forth on Exhibit "A" attached hereto and any Additional Foodstuffs incorporated into this Agreement pursuant to ss.8.11.

         1.2 "Net Sales" shall mean gross proceeds of sales by Liberty to its customers, minus (i) off invoice promotions, (ii) customer bill backs, (iii)


                                       1





scan down fees, (iv) all variable marketing expenses paid to customers and (v) pickup allowances.

         1.3 "Trademarks" shall mean those trademarks, tradenames and distinctive designs of Annie's used in connection with the marketing, distribution and sale of the Products pursuant to this Agreement, including without limitation the trademarks "Annie's", "Annie's Homegrown", "Bernie's Rabbit of Approval" and rabbit design.

         1.4 "Territory" shall mean the continental United States, Puerto Rico, the U.S. Virgin Islands and Bermuda.

         1.5 "Initial Term" shall mean the period from the date of this Agreement through December 31, 1997.

         1.6 "Extended Term" shall mean any calendar year commencing with 1998 and thereafter during which this Agreement remains in effect pursuant to ss.2.3.

         1.7 "Term of this Agreement" shall mean any time period covered by either the Initial Term or any Extended Term.

         1.8 "Additional Foodstuffs" shall mean any foodstuffs other than the Products set forth on Exhibit "A", which Annie's wishes to market, sell or distribute on a wholesale or retail basis using the Trademarks.


                                       2




         1.9 "Saleable Inventory" shall mean all inventory of the Products in condition acceptable to the trade customers and not more than 360 days old.

         1.10 "Sub-Distributors" shall mean such distributors and brokers as Liberty may, from time to time, engage to assist in the wholesale distribution of the Products.

         1.11 "Prime Rate" shall mean the prime rate as published in the Wall Street Journal, from time to time.

         2.1 APPOINTMENT. Subject to the terms and conditions of this Agreement, Annie's hereby appoints Liberty as the sole and exclusive distributor of the Products within the Territory for the following "Retail Channels":

         *        National, regional or independent chains;
         *        Natural food stores;
         *        Club stores;
         *        Mass  merchandising  or drug store  chains;
         *        Gourmet  or  specialty outlets;
         *        Food service industry and other institutional sales;
         *        Armed forces sales and outlets.


                                       3





Annie's   specifically   excludes  appointing  Liberty  as  sole  and  exclusive
distributor of products within the Territory for sales through private label channels or Annie's mail order business.

         During the term of this Agreement, Annie's agrees (i) not to distribute or sell the Products in the Territory through retail channels, directly or indirectly, except through Liberty, (ii) not to license or otherwise authorize any third party to distribute or sell the Products in the Territory through retail channels and (iii) not to license or otherwise authorize any third party to use the Trademark in connection with the wholesale or retail trade of the Products in the Territory.

         2.2 ACCEPTANCE. Liberty hereby accepts the appointment and agrees to exercise commercially reasonable efforts to distribute the Products through Retail Channels within the Territory as provided herein.

         2.3 TERM. Following the Initial Term, either party may terminate this Agreement effective December 31 of a particular year, by giving notice to the other party on or before September 15 of that year, time being of the essence. In the event that neither party terminates the Agreement within the time and in the manner provided, the Agreement shall automatically be extended for any additional year.


                                       4




         3.1 PRICES. Annie's suggested distribution prices for the Products are as set forth on Exhibit "B", as such may be changed from time to time by Annie's.

         3.2 TITLE.  Title and risk of loss shall be with  Annie's  until either
(i) delivery of the Products to Liberty's warehouse, (ii) delivery of the Products by Annie's to Liberty's customer's warehouse, or (iii) receipt of the Products by Liberty or its assigned carrier at Annie's manufacturer's facility or its manufacturer's warehouse.

         3.3 PAYMENT TERMS. Terms of payment by Liberty for its purchase of the Products shall be net thirty (30) days from receipt of the invoice. Annie's shall not submit any invoices to Liberty prior to the movement of the Products covered by the particular invoice. Invoices may be either mailed, faxed or electronically transmitted to Liberty. Payments are to be made via wire transfers into Annie's account. Late payments accrue interest at 1.5% per month. Notwithstanding the provisions of this ss.3.3 and of ss.3.1, the amount of the payments to be made within 30 days of the receipt of the invoice shall be determined by reference to ss.3.4 and not by reference to the amount on the invoice or the price list.

         3.4 PAYMENT FROM LIBERTY TO ANNIE'S. Liberty will pay to Annie's for the purchases of the Products: (i) Liberty's estimated average selling price


                                       5





of the Products, (ii) less Liberty's estimated credit of 2% of all Net Sales through December 31, 1996 and 5% of all Net Sales commencing January 1, 1997,
(iii) less Liberty's estimated reimbursement of all of the expenses paid or incurred by Liberty, as set forth in ss.3.5(c).

         3.5 ADDITIONAL PAYMENTS TO ANNIE'S. Commencing February 1, 1997, Liberty shall pay to Annie's the amount produced by the following computation with respect to the sale of the Products by Liberty during the period from the date of this Agreement through December 31, 1996:

         (a) The gross proceeds of sales by Liberty to its customers during the period in question.

         (b) LESS the amounts paid by Liberty to Annie's pursuant to ss.3.3 & ss.3.4 for the purchase of the volume of Products which were sold during the period in question.

         (c) LESS the following expenses paid, allowed or incurred by Liberty during the period in question, on an actual or estimated basis, as the case may be, as indicated:

                  (i)   Liberty's   actual  freight  costs;

                  (ii)  Liberty's  actual warehouse and handling  charges;

                  (iii) Liberty's actual sales  brokerage  payments;


                                       6





                  (iv) Any new distribution slotting payments approved by Annie's and actually paid or allowed by Liberty;

                  (v) Any promotion allowances and cash discounts approved by Annie's and actually paid or allowed by Liberty;

                  (vi) Liberty's incurred inventory finance charges for the Products, calculated on a per diem basis at the Prime Rate from the date of payment by Liberty pursuant to ss.3.3 and ss.3.4, less finance charges saved due to product movement prior to the aforesaid date of payment.

                  (vii) Liberty's  incurred finance charges for its receivables, calculated  on a per diem  basis  at the  Prime  Rate;

                  (viii)Liberty's bad debt reserve, as agreed with Annie's
                        pursuant to ss.4.3.

                  (ix) Spoiled, defective or damaged Products returned by Liberty's customers as approved by Liberty and actually paid or allowed by Liberty to its customers less amounts reimbursed from freight claims or insurance;



                                        7




                  (x) Such amounts as the parties may agree upon for additional services from Liberty to Annie's, outside the scope of ss.4.1, as the parties may agree upon.

         (d) LESS an allowance of a credit to Liberty in the amount of two percent of all Net Sales through December 31, 1996 and five percent (5%) of net sales commencing January 1, 1997, as compensation to Liberty for its services pursuant to ss.3.4.

         The foregoing computation and payment shall be made quarterly thereafter on each succeeding February 1, May 1, August 1 and November 1 for the respective three month period commencing four months prior to the computation and payment date, until termination of the Agreement.

         In the event that the foregoing computation yields a net credit to Liberty, Annie's agrees to pay that amount to Liberty within 30 days of notification by Liberty of the amount due.

         Either party shall have the option to calculate interest on a per diem basis on the amounts due as the result of the foregoing calculation within 90 days after each calculation by Liberty and to bill the other party for said interest. The interest due shall be paid within 30 days of receipt of the bill. Any party failing to submit such a bill within 90 days shall be deemed to have waived the right to the aforesaid interest.


                                       8







         4.1 LIBERTY'S DUTIES. During the Term of this Agreement, Liberty shall have the following duties and obligations:

         (a) To exercise commercially reasonable efforts to sell and distribute the Products within the Territory, utilizing its own sales force and such Sub-Distributors as provided for in this Agreement.

         (b)      To  provide  the   following   services   to  Annie's,   in  a
                  commercially reasonable manner, with respect to the Products:

                  OPERATIONS
                  ----------
                  Purchasing

                  SALES AND SALES ADMINISTRATION
                  ------------------------------
                  Order Processing
                  Sales Coverage
                  Broker Management
                  Promotion Execution
                  Management of Sales Allowances; on/off invoice
                  Food Shows Participation

                  MARKETING
                  ---------
                  Assist in Development of Strategy, Objectives and Sales Plan

                  Provide Contact Person (to assist Annie's in communication with all parts of the Liberty organization)

                  FINANCE
                  -------



                                       9






                  Invoicing and Record Management

                  MANAGEMENT SERVICES
                  -------------------
                  Provide Industry Expertise to Annie's

         (c) To provide Annie's with Liberty Richter standard reports as listed in Exhibit "C" on the dates indicated on Exhibit "C".

         (d) To provide Annie's with a quarterly computation showing the amount to be paid to Annie's or to Liberty, as set forth in detail in ss.3.5.

         (e)      To  comply  with  all   governmental   laws  and   regulations
                  applicable to the sale of the Products.

         (f) To maintain products liability and general liability insurance on an occurrence basis in commercially reasonable amounts, which insurance policies shall name Annie's as an additional named insured.

         (g) To utilize the Trademarks only in connection with the marketing and distribution of the Products during the Term of this Agreement and to exercise commercially reasonable efforts to require any Sub-Distributors to do the same as provided in Subsection 7 (i) below.


                                       10





         (h)      To conduct  its  business  with  respect to the  Products in a
                  commercially   reasonable  manner  and  accordance  with  good
                  business judgment.

         (i) To exercise commercially reasonable efforts to have its Sub-Distributors comply with the provisions of this Agreement, as provided herein in the following manner. In the event that Annie's notifies Liberty that a particular Sub-Distributor has violated any obligation to Annie's under this Agreement,
                  Liberty  agrees  to  send  written  notice  to the  particular
                  Sub-Distributor  within 5  business  days  demanding  that the
                  Sub-Distributor cease the improper conduct. If the Sub-Distributor fails to cease the improper conduct within 5 business days of receipt of the notice, Liberty agrees to cease placing or accepting orders for the Products from or with the particular Sub-Distributor. In such case Liberty shall have no further obligation in this context, and Liberty may continue to do business with the Sub-Distributor as to other lines which are not Products as defined herein.

         (j) To perform any other promise to Annie's set forth elsewhere in this Agreement.


                                       11





         4.2 ANNIE'S DUTIES. During the Term of this Agreement, Annie's shall have the following duties and obligations:

         (a)      To  make   commercially   reasonable   efforts  to  cause  its
                  manufacturers to make the Products available for purchase by Liberty in commercially reasonable amounts and timeframes.

         (b) To maintain products liability and general liability insurance on an occurrence basis in commercially reasonable amounts, which insurance policies shall name Liberty as an additional named insured and to require any manufacturer of the Products to do likewise.

         (c)      To  comply  with  all   governmental   laws  and   regulations
                  applicable to the manufacture of the Products.

         (d) To perform any other promise to Liberty set forth elsewhere in this Agreement.

         4.3 INITIAL ESTIMATED EXPENSES. Annexed hereto as Exhibit "D" are certain estimated expenses of Liberty as agreed by the parties. In February, 1997, the parties agree to review the expenses set forth on Exhibit "D" and to reasonably agree on any needed adjustments, based on Liberty's experience. Thereafter, the same process shall be undertaken upon



                                       12






request of either party, but in no event sooner than 3 months since the last review.

         5.0.  WARRANTIES AND REPRESENTATIONS OF ANNIE'S.

         a. Annie's warrants and represents that each of the warranties and representations in this section 5.0(a) are true at the time of the execution of this Agreement and shall remain true during the Term of this Agreement:

                  (i) That it is the sole owner of the Trademarks, free and clear of all liens, encumbrances, security interests or rights of any party whatsoever and that it has the full and complete right to sell the Products bearing the Trademarks to Liberty as set forth in this Agreement.

                  (ii) That it has not licensed or otherwise authorized any third party to utilize the Trademarks in connection with the sales or distribution of the Products within the Territory.

                  (iii) That the execution of this Agreement and the consummation of the transactions contemplated hereby do no conflict with or result in a default or breach under any (a) agreement, indenture, mortgage, contract or instrument to which Annie's is bound or to which any of its assets is


                                       13




                           subject, (b) any order, writ, injunction, judgment or decree to which Annie's or its assets are bound, or
                           (c) any law or regulation applicable to Annie's or by which its assets are bound.

                  (iv) That, to the knowledge of Annie's, the formulas, recipes or processes for the Products do not infringe on any other person's ownership, proprietary or patent rights.

                  (v) That, to the knowledge of Annie's, the Trademarks do not infringe on any other person's trademark or other intellectual property rights.

        b. Annie's warrants and represents that each of the statements in this section 5.0(b) are true at the time of the execution of this Agreement:

                  (i) That there is no pending or, to Annie's knowledge, threatened claim or litigation related in any way (i) to its exclusive ownership of and rights to the Trademarks or (ii) to its right to sell the Products bearing the Trademarks to Liberty as set forth in this Agreement.

                  (ii) That there is no pending or, to Annie's knowledge, threatened claim or litigation related in any way to its


                                       14





                           ownership of the recipes, patents or formulas for the Products.

         5.1 ANNIE'S INDEMNIFICATION AS TO WARRANTIES, REPRESENTATIONS AND COVENANTS. Annie's agrees to indemnify, hold harmless and defend in the first instance Liberty from any and all costs, claims, damages, losses liabilities and expenses (including reasonable attorneys fees) which Liberty may incur from third party claims with respect to the subject matter of the aforesaid warranties and representations of Annie's in ss.5.0 (regardless of whether or not made to Annie's knowledge). This covenant shall survive termination of this Agreement for any reason. In the event of any such claim, Annie's shall have the right to control the conduct of the litigation and any monetary settlement paid by Annie's.

         6.0 WARRANTIES AND REPRESENTATIONS OF LIBERTY. Liberty hereby warrants and represents as follows to Annie's:

                  (a) That the execution of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a default or breach under any (i) agreement, indenture, mortgage, contract or instrument to which Liberty is bound or to which any of its assets is subject, (ii) any order, writ, injunction, judgment or decree to which Liberty


                                       15




                           or its assets are bound, or (iii) any law or regulation applicable to Liberty or by which its assets are bound and that such state of acts shall remain true during the Term of this Agreement,

         Liberty warrants and represents that each of the aforesaid warranties and representations are true at the time of the execution of this Agreement and shall remain true during the Initial Term of this Agreement and any Extended Term hereof.

         Liberty agrees to indemnify, hold harmless and defend in the first instance Annie's from any and all costs, claims, damages, losses liabilities and expenses (including reasonable attorneys fees) from third party claims incurred by Annie's with respect to the subject matter of the aforesaid warranties and representations of Liberty. This covenant shall survive termination of this Agreement for any reason. In the event of any such claim, Liberty shall have the right to control the conduct of the litigation and any monetary settlement paid by Liberty.

         7.0      TERMINATION.


                                       16




         (a) Convenience. This Agreement may be terminated at any time by the mutual agreement of the parties. Except as set forth in Section 2.3, no party will have a unilateral right to terminate for convenience. (b) Cause. In the event either party commits a material breach of one or more of the terms of this Agreement, and does not cure such breach (or commence actions to cure the breach and to proceed diligently as to breaches which cannot practically be cured within the aforesaid period) within ten (10) business days (five (5) business days for the non-payment of undisputed amounts of money) after written notice of such breach from the other party, then the notifying party may terminate this Agreement immediately by written notice.

         (c) Creditor's Remedies, Etc. Either party may terminate this Agreement immediately upon written notice if the other party makes any arrangement with its creditors generally, or has a receiver appointed for all or a substantial part of its business or properties, or an insolvency, bankruptcy or similar proceeding is brought by or against such other party and involving such other party as debtor, and if brought against such other party, is not dismissed within sixty (60) days from its institution, or if such other party goes into liquidation or otherwise ceases to operate as a going concern.


                                       17




         (d) Sale Minimums. If during the initial Term or any Extended Term, Liberty shall fail to sell a minimum of five hundred thousand (500,000) cases of the Products during a Calendar Year, Annie's may, at its sole discretion, either
(i) terminate this Agreement upon ten (10) days written notice; or (ii) continue the rights and obligations of both parties under the Agreement. Notwithstanding ss.7(g), the foregoing option of terminating the agreement shall be the sole and exclusive remedy of Annie's in the event that Liberty fails to sell the "minimum" of 500,000 cases. Under no circumstances shall Liberty be liable to Annie's for damages for failure to sell the aforesaid "minimum" or any related claims.

         (e) Termination Limitations. Notwithstanding the provisions described in this Section 7.0, if any valid, applicable law or regulation of a governmental authority having jurisdiction over this Agreement, Annie's and/or Liberty, limits a party's rights of termination or requires different or longer periods than those set forth herein, this Section 7.0 shall be deemed amended solely to conform to such laws and regulations.

         (f) Effective Date of a Termination. Unless a period of notice is provided elsewhere in this Agreement for a specific type of termination,


                                       18




termination of this Agreement shall be effective immediately upon a party giving to the other party written notice of termination.

         (g) Choice of Remedies. Upon the occurrence of a breach of this Agreement, a non-breaching party may in its sole discretion independently exercise or not exercise any or all rights which it may have under this Agreement or any other agreements by and between the breaching and non-breaching parties, and the exercise of the non-breaching party's rights under this Agreement shall not exclude any of the remedies which such non-breaching party may have at law or in equity, all such remedies being cumulative in effect.

         7.1 RIGHTS AND OBLIGATIONS OF THE PARTIES ON TERMINATION. In the event that this Agreement is terminated, for any reason (i) Liberty shall immediately cease holding itself out as having any on-going business relationship with Annie's or with the Products, and (ii) Annie's agrees to purchase from Liberty all Saleable Inventory at Liberty's landed warehouse costs, plus "in & out" warehouse charges and monthly warehouse storage fees.

         8.0 RELATIONSHIP BETWEEN THE PARTIES. Nothing contained in this Agreement shall be deemed to create any relationship of principal and agent, partners or joint venturers as between Annie's and Liberty.


                                       19




         8.1 RIGHT TO INSPECT THE BOOKS AND RECORDS. During the term of this Agreement and for a period of two (2) years thereafter, Annie's shall be allowed, upon 7 days written notice, access during reasonable business hours to review and inspect the Books and Records of Liberty regarding the administration of this Agreement, including inspection of all books, records, contracts, agreements or other information relating to distribution of the Products under this Agreement. The failure of Liberty to allow any such inspection shall be deemed a material breach of this Agreement.

         8.2 ENTIRE AGREEMENT. This Agreement is the sole understanding and agreement between the parties with respect to its subject matter. There are no other terms, covenants, conditions, warranties or representations between the parties, whether written or unwritten, not set forth herein. This Agreement s persedes any other such prior or contemporaneous oral or written discussion, agreements, understandings or correspondence. Any revisions to this Agreement must be approved in writing signed by both parties.


         8.3 HEADINGS AND RECITALS. The recitals set forth in the beginning of this Agreement and the headings of the Sections and Subsections of this Agreement have been added for convenience only and shall not be deemed to be a part hereof.


                                       20




         8.4 EXHIBITS. The Exhibits attached hereto are an integral part hereof.


         8.5 CONSEQUENTIAL DAMAGES. Under no circumstances shall either party be liable to the other party for consequential damages with respect to this Agreement. The term "consequential damages" shall not be construed to limit the right of either party to sue for any lost profits. Under no circumstances shall either party have the right to sue for loss of the value of its business or its good will as the result of any breach.

         8.6 FORCE MAJEURE. Neither party shall be liable for any loss, damage or delay resulting from any cause whatsoever beyond its reasonable control or resulting from a force majeure, including without limitation, fire, flood, strike, lockout, civil or military authority, insurrection, war, embargo, container or transportation shortage or delay of suppliers due to such causes.

         8.7 Construction. This Agreement was prepared by both parties with the assistance of counsel and so any rule of construction against the draftsman shall not be applicable.

         8.8 CONFIDENTIALITY. From time to time during the Term of this Agreement, both parties may become privy to certain confidential or sensitive business information pertaining to the other party, including


                                       21




without limitation any business, financial or technical information or data of either party, whether patentable or unpatentable, which is confidential or proprietary in nature, including customer lists; business and marketing strategies; financial projections; confidential business information; operating margins and pricing policies; formulae; recipes; and other information marked or identified as confidential ("Confidential Information"). In such event, the party acquiring such confidential information agrees to hold the information confidential and to refrain from disclosing such information to third parties, directly or indirectly, during the Term of this Agreement or thereafter, except with the prior written consent of the other party. Information shall not be or shall cease to be Confidential Information if it is or becomes publicly available through no direct or indirect act of the receiving party or any of its employees, agents or contractors. This provision shall survive any termination or expiration of this Agreement.

         8.9 NO THIRD PARTY BENEFICIARY INTENT. Nothing contained herein shall be deemed to create any third party beneficiary rights in any third party.

         8.10 ADDITIONAL FOODSTUFFS. In the event that Annie's shall develop any Additional Foodstuffs that it wishes to sell or distribute on a wholesale or retail basis within the Territory utilizing the Trademarks,


                                       22




Annie's may, at its sole discretion, include such additional foodstuffs as a product to be distributed by Liberty pursuant to this Agreement. In such case, Liberty shall have thirty days after written notice by Annie's to incorporate the Additional Foodstuff as a Product under this Agreement. Failure by Liberty to incorporate the Additional Foodstuff as a Product shall be deemed a material breach of this Agreement. If Annie's chooses not to include any additional foodstuffs as a product under this agreement, Annie's shall be free to market and distribute the Additional Foodstuff under the Trademarks without any obligation to Liberty under this Agreement. Notwithstanding the foregoing, in the event that the Additional Foodstuff which Annie's seeks to incorporate in the Agreement is covered by an existing non-compete provision which Liberty has with any of its other vendors, during the aforesaid 30 day period Liberty shall notify Annie's of the conflict with the existing non-compete provision, in which case the proposed Additional Foodstuff shall not be incorporated into this Agreement and the Agreement shall remain in full force in effect without the proposed Additional Foodstuff.

         8.11 NOTICES. All notices and other communications under this Agreement shall be in writing. Notices may be delivered personally or by


                                       23





nationally recognized overnight delivery service and shall be effective upon receipt. Notices shall be sent as follows:

         AS TO ANNIE'S:
         --------------

         Neil Raiff
         Annie's Homegrown, Inc.
         180 Second Avenue, Suite 202
         Chelsea, Massachusetts 02150

         WITH A COPY TO:

         Mitchell S. Bloom, Esq.
         Testa Hurwitz & Thibeault, LLP
         125 High Street
         Boston, MA  02110


         AS TO LIBERTY:
         --------------

         Lawrence LaPare
         President
         Liberty Richter, Inc.
         400 Lyster Avenue
         Saddle Brook, NJ 07662

         WITH A COPY TO:

         E. Neal Zimmermann
         Waters, McPherson, McNeill, P.C.
         300 Lighting Way
         Secaucus, NJ 07096



                                       24





         8.12 NEW JERSEY LAW This Agreement shall be governed and construed by the laws of the State of New Jersey. The federal and state courts of New Jersey shall have exclusive jurisdiction to hear and resolve and disputes arising this Agreement or related to the subject matter thereof.

         8.13 SUBDISTRIBUTORS. Annie's acknowledges that Liberty intends to distribute the Products, in part, through brokers, commercial agents and sub-distributors. Liberty will keep Annie's informed on a timely basis as to the names and addresses of its distributors and brokers. If feasible, Liberty will advise Annie's prior to the retention of any new distributor or broker. Nothwithstanding the preceding sentence, Liberty shall obtain Annie's written consent prior to the retention of a distributor in areas of the Territory where Annie's currently sells to chain supermarkets on a direct basis. After Annie's gives its consent as to the retention of a distributor in a particular area, Liberty need not seek Annie's consent prior to changing the distributor in that area.


                                       25





         Signed, sealed and delivered by a duly authorized representative of each party hereto as of the date first written above.

                                              ANNIE'S HOMEGROWN, INC.

                                              s/Neil Raiff
                                              -----------------------
                                              By  Neil Raiff
                                                ---------------------

                                     Its CFO
                                        --------------------------
                              LIBERTY RICHTER, INC.

                                               s/Lawrence J. LaPare
                                              -----------------------
                                               By  Lawrence J.LaPare
                                                 --------------------
                                               Its  President
                                                  -------------------




                                       26